SCHEDULE 14A INFORMATION

                       PROXY STATEMENT PURSUANT TO SECTION
                        14(a) OF THE SECURITIES EXCHANGE
                         ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                        /X/
Filed by a party other than the Registrant    / /

Check the appropriate box:

  /X/ Preliminary Proxy Statement               Confidential, for Use of the
      Definitive Proxy Statement                Commission Only (as permitted by
      Definitive Additional Materials           Rule 14a-6(e)(2))
      Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                          MIRAVANT MEDICAL TECHNOLOGIES
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

  /X/   No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which transactions applies:
               (2)  Aggregate   number  of  securities  to  which   transactions
                    applies:
               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               (4)  Proposed maximum aggregate value of transaction:
               (5)  Total fee paid:

         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount previously paid:
               (2)  Form, Schedule or Registration Statement No.:
               (3)  Filing party: (4) Date filed:

================================================================================
                          Miravant Medical Technologies
                                336 Bollay Drive
                         Santa Barbara, California 93117
================================================================================

--------------------------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held on February [ ], 2004
--------------------------------------------------------------------------------


     Notice is hereby given that a Special Meeting of Stockholders of Miravant Medical Technologies (the "Company") will be held on [ ], February [ ], 2004, at 10:00 a.m., at Miravant Medical Technologies' corporate offices, 336 Bollay Drive, Santa Barbara, California, 93117, (805) 685-9880, for the following purpose:

          To approve an amendment and restatement of the Company's existing certificate of incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 75,000,000 and increase the authorized number of shares of Preferred Stock from 20,000,000 to 30,000,000.

================================================================================
These items are more fully described in the following pages. The Board of Directors has fixed the close of business on December 29, 2003, as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. Stockholders are reminded that shares cannot be voted unless the stockholder is present at the meeting or the signed proxy is returned or other arrangements are made to have the shares represented at the meeting.
================================================================================

     Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope.

                                           By Order of the Board of Directors

                                           /s/     Joseph E. Nida
                                           ----------------------
                                                   Joseph E. Nida
                                                   Secretary

Santa Barbara, California
February [   ], 2003

--------------------------------------------------------------------------------
                    PLEASE SIGN AND RETURN THE ENCLOSED PROXY
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----

Proxy Statement                                                          3
Voting and Solicitation of Proxies                                       4
Proposal: Amendment and Restatement of the Company's existing
   Certificate of Incorporation                                          5
Security Ownership of Certain Beneficial Owners and Management           7
Stockholder Proposals for the 2004 Proxy Statement                       9
Where You Can Find More Information                                      9
Annex A
        Amended and Restated Certificate of Incorporation                A-1

================================================================================
                          Miravant Medical Technologies
                                336 Bollay Drive
                        Santa Barbara, California 93117

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKOLDERS

     This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February [ ], 2004 in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Miravant Medical Technologies (collectively with its subsidiaries, the "Company") for a Special Meeting of Stockholders, to be held on [ ], February [ ], 2004, at 10:00 a.m. local time, at Miravant Medical Technologies' corporate offices, 336 Bollay Drive, Santa Barbara, California, or at any adjournment thereof. Proxies are solicited to give all stockholders of record at the close of business on December 29, 2003 an opportunity to vote on matters to be presented at the Special Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy.

     At the Special Meeting, stockholders will be asked to consider and vote upon the following proposal:

          Approval of an amendment and restatement of the Company's existing certificate of incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 75,000,000 and increase the authorized number of shares of Preferred Stock from 20,000,000 to 30,000,000.

     Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Special Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company's executive offices, by subsequently executing and delivering a later-dated proxy, or by voting in person at the Special Meeting.

     A list of the stockholders of record as of the record date will be available for examination during ordinary business hours at least ten days prior to the Special Meeting by any stockholder, for any purpose germane to the Special Meeting at the Company's offices at 336 Bollay Drive, Santa Barbara, California 93117 (telephone (805) 685-9880), Attention: Shadean Runyen or John Philpott.

     The Board of Directors of the Company believes that approval of the proposal is in the best interests of the Company and its stockholders and unanimously recommends that the stockholders vote FOR the proposal.

================================================================================

                       VOTING AND SOLICITATION OF PROXIES

     Only holders of record at the close of business on December 29, 2003, or the record date, of the Company's Common Stock, $.01 par value, which is referred to in this proxy statement as the Common Stock, will be entitled to vote at the Special Meeting. On the record date, there were 25,564,904 shares of Common Stock outstanding and no shares of preferred stock were outstanding. The holders of a majority of the outstanding shares of Common Stock as of the record date present in person or by proxy and entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting or any adjournments thereof. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. On all matters to come before the Special Meeting, each holder of Common Stock will be entitled to one vote for each share owned. Stockholders do not have the right to cumulate votes.

     Please specify your choice on the proposal by marking the appropriate box on the enclosed proxy card and signing it. Shares represented by duly executed and unrevoked proxies in the enclosed form received prior to the Special Meeting will be voted at the Special Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies will be voted FOR the proposal, and with respect to any other matter that may properly come before the meeting, in the discretion of the proxy holders.

     This proxy solicitation is being made by the Company. The Company intends to solicit proxies by use of the mail. In addition, solicitation of proxies may be made by personal and telephonic meetings with stockholders by directors, officers and regular employees of the Company. The cost of preparing, assembling and mailing the proxy materials will be borne by the Company.

Vote Required

     Approval of the proposed amendment and restatement of the Company's certificate of incorporation pursuant to the proposal requires the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock on the record date. Abstentions and broker non-votes will have the same legal effect as a vote against the proposal.


================================================================================
If you plan to attend the meeting, please mark the appropriate box on the proxy card. Stockholders whose shares are held of record by brokers or other institutions, will be admitted only upon presentation of proper identification and proof of ownership (e.g., a brokers' statement) at the door.
================================================================================

                                    PROPOSAL

            APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                     EXISTING CERTIFICATE OF INCORPORATION

General

     The Company's board of directors unanimously adopted resolutions declaring the advisability of, approving and recommending to the Company's stockholders for their approval, a proposed amendment and restatement of the Company's certificate of incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 75,000,000 and increase the authorized number of shares of Preferred Stock from 20,000,000 to 30,000,000. The amendment will have the effect of increasing the number of shares of Common Stock and Preferred Stock that are available for issuance by the Company. The rights and privileges of holders of shares of Common Stock will remain the same after the amendment. The rights and privileges of the Series B Junior Participating Stock will also remain unchanged. The Company has not designated any series of Preferred Stock other than the Series B Junior Participating Stock as of the date of this proxy statement. A copy of the proposed Amended and Restated Certificate of Incorporation is included as Annex A to this proxy statement.


     Presently, the Company's certificate of incorporation authorizes the issuance of up to 50,000,000 shares of Common Stock, of which 25,564,904 shares were outstanding on the record date, and 20,000,000 shares of Preferred Stock, none of which were outstanding on the record date, and 50,000 of which were designated as Series B Junior Participating Stock as of the record date.

     After giving effect to the amendment, the number of shares outstanding on the record date, assuming that no outstanding options or warrants are exercised, would be approximately 49,435,096 shares of authorized but unissued Common Stock and 30,000,000 shares of authorized but unissued Preferred Stock. Of these approximately 49,435,096 authorized but unissued shares of Common Stock, approximately 12,082,850 shares would be reserved for issuance pursuant to exercise of outstanding warrants, approximately 4,211,223 shares would be reserved for issuance pursuant to the exercise of outstanding stock options, and approximately 12,700,000 shares would be reserved for issuance pursuant to conversion of outstanding notes. Of approximately 30,000,000 authorized but unissued shares of preferred stock, 75,000 shares would be designated as Series B Junior Participating Stock and reserved for issuance in connection with the Company's existing preferred stock rights agreement. Currently 50,000 shares are designated as Series B Junior Participating Stock, but subject to effectiveness of the increase in the number of authorized shares of Common Stock, the Company's board of directors has approved a corresponding increase in the number of shares of authorized Series B Junior Participating Stock.

     As a result, if the amendment is approved, the Company will have approximately 49,435,096 authorized but unissued shares of Common Stock available for issuance at the discretion of the board of directors, which represents an increase of approximately two times the number of authorized but unissued shares as of December 29, 2003. In addition, the Company will have approximately 30,000,000 authorized but unissued shares of Preferred Stock available for issuance at the discretion of the board of directors, which represents an increase of approximately 1.5 times the number of authorized but unissued shares as of December 29, 2003. Although the Company is not currently obligated, nor does it have any plans, proposals or arrangements, to issue any portion of these additional shares, the Company may determine to issue some of these shares in connection with its currently ongoing efforts to obtain additional equity or other financing. In addition, the Company may use any of these additional shares for issuance in the future based on its future capital and other needs as determined in the discretion of the Company's board of directors. Many of these issuances might not require prior stockholder approval, and any such issuances would dilute the equity ownership of the Company's then-outstanding common stockholders.

     As of December 29, 2003, there were 282 holders of record of Common Stock. The Company believes the total number of beneficial holders of its Common Stock to be approximately 5,500, based on information received from the transfer agent and those brokerage firms who hold Common Stock in custodial or "street" name.

Vote Required for Approval

     All shares of Common Stock outstanding on the record date will be entitled to vote on this proposal. The approval of the amendment and restatement of the Company's certificate of incorporation requires the affirmative vote of holders of at least a majority our outstanding shares of Common Stock as of the record date. Since a majority of all outstanding shares is required, any shares that are not voted, including shares represented by a proxy that is marked "abstain" and broker non-votes, will effectively count against this proposal. In the absence of indications to the contrary, the proxy holders will vote their proxies for the approval of the amendment and restatement of the Company's certificate of incorporation.

     In addition, the Company has obtained the consent to the amendment and restatement of its certificate of incorporation from the required number of holders of Unsecured Convertible Subordinated Debentures issued on August 28, 2003 as provided for under such debentures.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 29, 2003 by (i) each person known by the Company to own beneficially five percent or more of the outstanding shares of its Common Stock, (ii) each of the Company's directors and named executive officers and (iii) all directors and named executive officers of the Company as a group.

                                                                          Number of Shares          Percentage
                                                                            Beneficially          of Outstanding
Name                                                                        Owned (1)(2)               Stock

--------------------------------------------------------------------------------------------------------------------


Gary S. Kledzik, Ph.D.(3)....................................              2,263,872                     8.58%

St. Cloud Investment, Ltd. (4)...............................              1,720,303                     6.67%

David E. Mai (3).............................................                799,213                     3.07%

John M. Philpott (3).........................................                328,980                     1.29%

Charles T. Foscue (5)........................................                196,927                         *

Barry Johnson................................................                 10,000                         *

All directors and executive officers as a group (5 persons) .              3,598,992                    13.22%

------------------------------------------------------------------------------------------------------------------------------------
*        Less than one percent.

(1) Each person has sole voting and investment power over the Common Stock shown as beneficially owned, subject to community property laws where applicable and the information contained in the footnotes below.

(2) Includes the following shares of Common Stock issuable upon exercise of options and/or warrants exercisable within 60 days of December 29, 2003:
     Dr. Kledzik--833,477 shares; St. Cloud Investments, Ltd.--233,532; Mr. Mai--472,338 shares; Mr. Philpott--162,730 shares; Mr. Foscue--178,750 shares; Mr. Johnson--10,000; and directors and executive officers as a group--1,657,295 shares.

(3) Included in the shares beneficially owned by each named executive officer are restricted shares approved in November 2002 by the Compensation Committee of the Board of Directors as part of a Stock Option Exchange Program. This program allowed these executives to exchange stock options that had an exercise price of greater than $5.00 for restricted Common Stock at a two for one ratio. The restricted Common Stock were fully vested on December 31, 2003. Dr. Kledzik exchanged 1,128,750 stock options for 564,375 shares of restricted Common Stock, Mr. Mai exchanged 578,750 stock options for 289,375 shares of restricted Common Stock, Mr. Philpott exchanged 317,500 stock options for 158,750 shares of restricted Common Stock.

(4) According to the Schedule 13D filed with the SEC on March 10, 1999, St. Cloud Investments, Ltd. is a corporation organized under the laws of the British Virgin Islands and its principal business address is c/o Robert Tucker, 61 Purchase Street, Suite 2, Rye, New York 10580.

(5) Excludes 12,069 shares of Common Stock to which Mr. Foscue disclaims beneficial ownership. 11,521 of these shares are held by HAI Financial, Inc., of which Mr. Foscue is the Chairman, President and Chief Executive Officer and the remaining 548 shares are held in a pension plan for the benefit of Mr. Foscue.

--------------------------------------------------------------------------------

               STOCKHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT

     Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the Company's 2004 Annual Meeting of Stockholders should submit the proposal in writing to Secretary, Miravant Medical Technologies, 336 Bollay Drive, Santa Barbara, California 93117 no later than January 30, 2004, in order for such proposal to be considered for inclusion in the Proxy Statement and all other conditions for such inclusion must be satisfied. Additionally, management proxy holders for the Company's 2004 Annual Meeting will have discretionary authority to vote on any stockholder proposal that is presented at such Annual Meeting, but that is not included in the Company's Proxy Statement, unless notice of such proposal is received by the Secretary on or before March 29, 2004.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC public reference rooms at 450 Fifth Street, N.W., Washington D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on public reference rooms. Our filings with the SEC are also available to the public from commercial document-retrieval services and the website maintained by the SEC at www.sec.gov. In addition, you can view certain of these documents at our website at www.miravant.com. Copies of this Proxy Statement and other documents referred to herein may be obtained for free from the Company. Requests for documents should be directed to: Investor
Relations, Miravant Medical Technologies, 336 Bollay Drive, Santa Barbara, California 93117, telephone (805) 685-9880.

     You should rely on the information contained in this Proxy Statement to vote on the proposal. The Company has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to our stockholders shall not create any implication to the contrary.

                WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
                     PLEASE SIGN THE PROXY AND RETURN IT IN
                          THE ENCLOSED STAMPED ENVELOPE

--------------------------------------------------------------------------------
Santa Barbara, California
February [   ], 2003


                                             By Order of the Board of Directors

                                             /s/ Joseph E. Nida
                                             ------------------
                                                 Joseph E. Nida
                                                 Secretary

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          MYRAVANT MEDICAL TECHNOLOGIES

It is hereby certified that:

     1. (a) The present name of the corporation (hereinafter called the "Corporation") is: MIRAVANT MEDICAL TECHNOLOGIES. (b) The name under which the Corporation was originally incorporated is P.D.T., Inc., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is June 16, 1989.

     2. Pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware, Miravant Medical Technologies has adopted this Amended and Restated Certificate of Incorporation, restating, integrating and further amending its Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 12, 1997 and a Certificate of Designation of Series B Junior Participating Preferred Stock of Miravant Medical Technologies filed with the Secretary of State of the State of Delaware on July 17, 2000.

     3. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          MIRAVANT MEDICAL TECHNOLOGIES

     FIRST. The name of the Corporation is: Miravant Medical Technologies

     SECOND. Its registered office in the State of Delaware is to be located at 32 Loockerman Square, Suite L-100, Dover, County of Kent, Delaware 19904. The Registered Agent in charge thereof is The Prentice-Hall Corporation System, Inc.

     THIRD. The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporate Law of Delaware.

     FOURTH. The Corporation shall be authorized to issue two (2) classes of shares, one designated Common Stock, of which the Corporation is authorized to issue SEVENTY FIVE MILLION (75,000,000) shares, and one designated Preferred Stock, of which the Corporation is authorized to issue THIRTY MILLION (30,000,000) shares. Each class of shares shall have a par value of one cent ($0.01) per share.

     The Preferred Stock may be issued in one or more series. The Board of Directors is authorized (i) to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, (ii) to fix the number of shares comprising any such series and the designation thereof, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, and (iii) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     A series of Preferred Stock has been created and designated "Series B Junior Participating Preferred Stock" pursuant to Section 151(g) of the General Corporation Law of the State of Delaware. The designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such Series B Junior Participating Preferred Stock are as follows:

     1. Designation and Amount. The shares of such series shall be designated as "Series B Junior Participating Preferred Stock." The Series B Junior Participating Preferred Stock shall have a par value of $0.01 per share, and the number of shares constituting such series shall be 75,000.

     2. Proportional Adjustment. In the event that the Corporation shall at any time after the issuance of any share or shares of Series B Junior Participating Preferred Stock (i) declare any dividend on Common Stock of the Corporation ("Common Stock") payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series B Junior Participating Preferred Stock.

     3. Dividends and Distributions.

     (a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock.

     (b) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

     (c) Dividends shall begin to accrue on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     4. Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

     (a) Each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

     (b) Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (c) Except as required by law, the holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     5. Certain Restrictions.

     (a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series B Junior Participating
Preferred Stock as required by Section 3 hereof. (b) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

     (ii) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock;

     (iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series B Junior classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

     6. Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Corporation's Certificate of Incorporation, as then amended.

     7. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Junior Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series B Junior Participating Preferred Stock.

     8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     9. No Redemption. The shares of Series B Junior Participating Preferred Stock shall not be redeemable.

     10. Ranking. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     11. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a series.

     12. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

     FIFTH. The directors shall have the power to make and alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of this Corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and non-stockholders shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

     It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this charter shall be regarding as independent objects, purposes and powers.

     SIXTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     SEVENTH. Cumulative Voting. The holders of the shares of any class or classes, or of a series or series thereof, of this Corporation, at elections of directors of this Corporation, shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast for the election of directors with respect to his or her shares multiplied by the number of directors to be elected by him or her, and he or she may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he or she may see fit.

     This Amended and Restated Certificate of Incorporation has been duly proposed by the Board of Directors of this Corporation and adopted by the stockholders of this corporation in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed do the date set forth below by GARY S. KLEDZIK, its Chairman and Chief Executive Officer, and JOSEPH E. NIDA, its Secretary.

Date: January 26, 2004


                                            /s/ GARY S. KLEDZIK
                                            -------------------
                                                GARY S. KLEDZIK
                                            Chairman and Chief Executive Officer

ATTEST:

/s/ JOSEPH E. NIDA
------------------
    JOSEPH E. NIDA
    Secretary

================================================================================


                          MIRAVANT MEDICAL TECHNOLOGIES

               February [ ], 2004 Special Meeting of Stockholders

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  stockholder of Miravant Medical  Technologies,  a Delaware corporation,  hereby  acknowledges  receipt of the Notice of Special  Meeting of
Stockholders and Proxy Statement, each dated February [ ], 2004, and hereby appoints Gary S. Kledzik and John M. Philpott, and each of them individually, its proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Miravant Medical Technologies to be held on February [ ], 2004, at 10:00 a.m. local time, at Miravant Medical Technologies' corporate offices, 336 Bollay Drive, Santa Barbara, California 93117, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side and, in his discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S EXISTING CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK AND COMMON STOCK, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------
FOLD AND DETACH HERE

--------------------------------------------------------------------------------
Please mark your votes as indicated in this example. /X/

     PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S EXISTING CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
     PREFERRED STOCK AND COMMON STOCK.       AGAINST   ABSTAIN   FOR
                                             /  /      /  /     /  /

================================================================================
     In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof, including any postponement or adjournment of a meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s) _______________________________________ Dated: __________________,
2004

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

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FOLD AND DETACH HERE